AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 2025

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________

WHITEFIBER, INC.
(Exact name of Registrant as specified in its Charter)

______________________

Cayman Islands	7374	61-2222606
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

31 Hudson Yards, Floor 11, Suite 30
New York, New York 10001
(212) 463-5121
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name or former address, if changed since last report)

______________________

Sam Tabar
Chief Executive Officer
31 Hudson Yards, Floor 11, Suite 30
New York, New York 10001
(646) 801-0779
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Copies to:

Laura Katherine Mann Bryson Manning White & Case LLP 609 Main Street Houston, TX 77002 Telephone: (713) 496-9700	Pratin Vallabhaneni Erica Hogan White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Telephone: (212) 819-8200	Elliot H. Lutzker, Esq. Davidoff Hutcher & Citron LLP 605 Third Avenue, 34th Floor New York, NY 10158 Telephone: (646) 428-3210	Jeeho Lee, Esq. David Ni, Esq. O’Melveny & Myers LLP 1301 Avenue of the Americas, 17th Floor New York, NY 10019 Telephone: (212) 326-2000

______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-288650

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

WhiteFiber, Inc., a Cayman Islands exempted company (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registrant’s Registration Statement on Form S-1 (File No. 333-288650) (as amended, the “Prior Registration Statement”), which the Commission declared effective on August 6, 2025.

The Registrant is filing this Registration Statement for the sole purpose of registering 1,796,875 additional Ordinary Shares, par value $0.01 per share, which includes 234,375 Ordinary Shares that may be sold as part of the underwriters’ option to purchase additional shares. The additional shares that are being registered for offer and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table that is Exhibit 107 to the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed below and filed with this Registration Statement.

5.1	Opinion of Ogier (Cayman) LLP.
23.1	Consent of Audit Alliance LLP for WhiteFiber, Inc.
23.2	Consent of Audit Alliance LLP for Enovum Data Centers Group.
23.3	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1).
24.1

Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-288650) filed with the Securities and Exchange Commission on July 11, 2025 and incorporated by reference herein).

107	Filing fee table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of August, 2025.

WHITEFIBER, INC.
By:	/s/ Sam Tabar
Name:	Sam Tabar
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Sam Tabar	Chief Executive Officer	August 6, 2025
Sam Tabar	(Principal Executive Officer)
*	Chief Financial Officer and Director	August 6, 2025
Erke Huang	(Principal Financial and Accounting Officer)
*	Director	August 6, 2025
Ichi Shih
*	Director	August 6, 2025
Jiashu (“Bill”) Xiong
* By:	/s/ Sam Tabar
Name:	Sam Tabar
Title:	Attorney-in-fact